Exhibit 4.2

MANHATTAN BANCORP NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES AT <TIME>, <TIME ZONE>, ON <DATE>, UNLESS THE EXERCISE PERIOD IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN MANHATTAN BANCORP’S PROSPECTUS DATED ______ [•], 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT FOR THE RIGHTS OFFERING (SHAREHOLDERS: (866) 628-6079; BANKS AND BROKERS: (866) 628-6079 OR IF YOU ARE LOCATED OUTSIDE THE U.S. (212) 440-9800 (COLLECT)).

Manhattan Bancorp (the “Company”) is offering (the “Rights Offering”) to its shareholders of record (the “Recordholders”) as of 5:00 p.m., Eastern Time, on November 28, 2012 (the “Record Date”) non-transferable rights (each, a “Subscription Right”) to purchase up to an aggregate of 2,212,389 shares of the Company’s common stock (the “Common Stock”), at a subscription price of $4.52 per share (the “Subscription Price”). As described in the Prospectus, each Recordholder will receive, at no charge, one Subscription Right for every two shares of Common Stock owned on the Record Date. Subscription rights may only be exercised in whole numbers and the Company will not issue fractional rights. Each Subscription Right will allow the holder thereof to subscribe to purchase a share of Common Stock (the “Basic Subscription Privilege”) at the Subscription Price. Each Recordholder who exercises the Basic Subscription Privilege in full will be eligible to subscribe to purchase additional shares of Common Stock, subject to the conditions and limitations described further in the Prospectus (the “Over-Subscription Privilege”). The Company offers no assurances that any subscription requests that any holder of Subscription Rights may submit pursuant to the Over-Subscription Privilege will be fulfilled in whole or in part.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON [•], 2012 AND THIS SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM IS VOID THEREAFTER

You have been granted the number of Subscription Rights indicated on the reverse side, which entitles you to subscribe for an equal number of shares of Common Stock pursuant to the Basic Subscription Privilege. The number of Subscription Rights is equal to the number of shares you owned on the Record Date divided by two and, if there was a fraction remaining, rounding down to the nearest whole number.

The Rights Offering expires at 5:00 p.m., Eastern Time, on [•], 2012 (the “Expiration Date”) unless the Company decides, in its sole discretion, to extend the Expiration Date or cancel the Rights Offering earlier.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully accompanying instructions which have been provided to you with this Subscription Rights Certificate and Election Form.

By executing this Subscription Rights Certificate and Election Form on the reverse side, the undersigned hereby acknowledges and agrees to the following terms and conditions: (1) At the time of submitting this Subscription Rights Certificate and Election Form, the undersigned agrees to deliver the full purchase price for all shares of Common Stock purchased; (2) Book entry shares in lieu of certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon practicable after the termination of the Rights Offering in accordance with the terms of the Prospectus; and (3) The undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Certificate and Election Form.

(See the reverse side for further instructions)

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

(instructions continued from the reverse side)

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM

1.                                      If you wish to irrevocably exercise all or any of the Subscription Rights pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, please check the appropriate box(es) and indicate the number of shares of Common Stock that you wish to (a) purchase pursuant to the exercise of the Basic Subscription Privilege and (b) request pursuant to the Over-Subscription Privilege.

2.                                      Failure to include the full purchase price will result in the Company applying such payment to exercise the Basic Subscription Privilege of the undersigned and, if applicable, any accepted Over-Subscription Privilege to the fullest extent possible based on the amount of payment received, subject to the elimination of fractional shares. The purchase price must be paid as directed in the Prospectus and accompanying instructions. The Subscription Rights Certificate and Election Form and full payment of the total subscription amount for all shares of Common Stock subscribed for under the Basic Subscription Privilege and any additional shares of Common Stock subscribed for pursuant to the Over-Subscription Privilege, including final clearance of any uncertified personal checks, must be received by _____________ before 5:00 p.m., Eastern Time, on the Expiration Date. Once you have exercised any Subscription Rights, such exercise may not be cancelled, revoked or otherwise amended. Subscription Rights that are not exercised prior to 5:00 p.m., Eastern Time, on the Expiration Date will expire.

3.                                      Sign Section 2 and include your address and daytime phone number.

4.                                      Sign the reverse side of this Subscription Rights Certificate and Election Form.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON _____________ [•], 2012 AND THIS SUBSCRIPTION RIGHTS CERTIFICATE AND ELECTION FORM IS VOID THEREAFTER.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for ALL of my entitlement of new shares pursuant to the basic subscription	____________________	x 1 =	______________	x $4.52 =	$____________
		(no. of subscription rights)		(no. of new shares)	(per share)

EXAMPLE: If you own 1,000 shares of common stock, your basic subscription right permits the purchase of 500 shares.
[1,000 shares of common stock / 2 = 500 with fractional shares rounded down to the nearest whole number].

☐	In addition, I apply for additional shares pursuant to the Oversubscription Privilege*	__________________		x $4.52	=	$____________
		(no. of additional shares)		(per share)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF SUBSCRIPTION RIGHTS:

☐	I apply for	_________________		x $4.52=		$____________
		(no. of new shares)		(per share)

Amount of check or money order enclosed						$____________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the basic subscription and the Oversubscription Privilege in the Subscription Rights offering.

Signature of Subscriber(s)

(and address if different than that listed on this Subscription Certificate)

Telephone number (including area code)

* You can only participate in the Oversubscription Privilege if you have subscribed for your full entitlement of new shares pursuant to the basic subscription.

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, P.O. Box 43011, Providence, RI 02940-3011
By Express Mail or Overnight Delivery: Computershare Trust Company, N.A., Corporate Actions Voluntary Offer, 250 Royall Street, Suite V, Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to Georgeson Inc., toll free at (866) 628-6079 or if you are located outside the U.S. (212) 440-9800.